UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of Principal Executive Offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.01               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 4, 2004 Angeion Corporation announced that Rodney A. Young became President and Chief Executive Officer of Angeion Corporation effective November 1, 2004, replacing Mr. Richard E. Jahnke, who retired on October 31, 2004.  Mr. Young had been serving as Executive Vice President of Angeion since July 6, 2004.  On June 6, 2004, Angeion announced that Mr. Jahnke would be retiring as Chief Executive Officer and director effective October 31, 2004 and that Mr. Young would succeed him.  In connection with his retirement, Mr. Jahnke also resigned as a director of the Company and Mr. Young was elected to serve as a director effective November 1, 2004.

Prior to joining Angeion in July 2004, Mr. Young, 49 years old, had served as director, Chief Executive Officer and President of Lectec Corporation from August 1996 until July 2003 and Chairman of Lectec from November 1996 until July 2003.  Prior to his employment at Lectec, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division.  Mr. Young also serves as a director of Possis Medical, Inc., Delta Dental Plan of Minnesota and Health Fitness Corporation. Effective November 1, 2004, Angeion also entered into a consulting agreement with Mr. Jahnke under which he will assist the Company in various matters.

A copy of the press release announcing these matters is furnished as Exhibit 99.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)                                      Financial statements:  None

(b)                                     Pro forma financial information:  None

(c)                                      Exhibits:

Exhibit 99.1    Press Release dated November 4, 2004 announcing Angeion Corporation’s

Appointment of a New Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: November 4, 2004	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer